Two Bethesda Metro Center
14th Floor
Bethesda, MD 20814
(301) 951-6122
(301) 654-6714 Fax
Info@AmericanCapital.com
www.AmericanCapital.com

FOR IMMEDIATE RELEASE:
July 28, 2008

Contact
Brian Maney, Director, Corporate Communications (301) 951-6122

AMERICAN CAPITAL ANNOUNCES SENIOR MANAGEMENT EXPANSION

Bethesda, MD - July 28, 2008 - American Capital, Ltd. (Nasdaq: ACAS), the only private equity fund and alternative asset manager in the S&P 500, announced today an expansion and realignment of its senior management team, effective August 1.  Steven W. Burge will assume the newly established position of President, North American Private Finance, with responsibility for most aspects of the Company's North American buyouts and sponsor finance businesses.  Mr. Burge joined the Company in 2007 after an extensive career at leading private equity firms.

In addition, Ira Wagner, American Capital's Executive Vice President and Chief Operating Officer, will become President, European Private Finance and continue as President of European Capital Financial Services Limited, the Company's wholly-owned affiliate that manages European Capital Limited (LSE: ECAS).  Also, John Erickson, the Company's Executive Vice President and Chief Financial Officer, will become President, Structured Finance and Chief Financial Officer.  Gordon O'Brien, Senior Vice President and Managing Director, will become President, Specialty Finance and Operations.  Mr. Wagner, Mr. Erickson and Mr. O'Brien will continue with responsibility for several of the Company's investing and asset management areas.  Mr. O'Brien will add responsibility for the Company's planned Asian investing activities.

Malon Wilkus, the Company's Chairman and CEO, will continue his existing responsibilities.  With the designation of the four new Presidents, he will no longer have the title of President. Senior Vice Presidents and Regional Managing Directors Brian Graff and Darin Winn will become Senior Vice Presidents and Senior Managing Directors and continue to manage most of the Company's North American buyout and sponsor finance investment teams.  There will be no significant changes in the titles or responsibilities of the Company's other executive officers.

"We are very fortunate that an experienced private equity executive of Steve Burge's caliber is joining our executive team," said Mr. Wilkus.  "Not only does he bring to the position a long investing career at leading private equity firms, but for over a year he has been a full time member of our investment committee, where he has shown a strong commitment to our in-depth due diligence, rigorous evaluation process and conservative style of investing across the entire balance sheet."

"In addition, as American Capital's asset management and investing activities have expanded in scope and breadth, we have looked to additional members of senior management to assume responsibility for various investing verticals," said Mr. Wilkus.  "The establishment of four group Presidents with responsibilities for various investing and asset management areas recognizes the significant responsibilities that Ira Wagner, John Erickson and Gordon O'Brien have been fulfilling for some years."

"I am very excited to be joining American Capital's executive team," said Mr. Burge.  "Although this is a challenging and interesting time in our industry, I am confident that with American Capital's premier buyout and sponsor finance professionals, we are poised to continue our leading position.  It will be a privilege to expand my responsibilities and work more directly with our Private Finance team."

Mr. Burge, 52, joined American Capital in May 2007.  From 1998 through 2006, he was a Partner at Norwest Equity Partners, where he managed the firm's Los Angeles office and was responsible for all aspects of private equity investment activities.  Prior to that, he was a co-founder and Managing Director of Wells Fargo Equity Capital, where he directed the firm's private equity activities.  Before joining Wells Fargo, he was the Managing General Partner of Wedbush Capital Partners, responsible for all private equity investment activity.  Earlier in his career, Mr. Burge was in the leverage finance groups of Wells Fargo & Company and Security Pacific Bank.

Mr. Wagner, 55, joined American Capital as a Principal in 1997 and became Executive Vice President and Chief Operating Officer in 2001.  Mr. Erickson, 48, joined American Capital as its Chief Financial Officer in 1998.  He became Executive Vice President in 2001.  Mr. O'Brien, 43, joined American Capital as a Principal in 1998.  He assumed his current position in 2001.

ABOUT AMERICAN CAPITAL

American Capital, with $21 billion in capital resources under management1, is the only private equity fund and the largest alternative asset management company in the S&P 500.  American Capital, both directly and through its global asset management business, manages private equity, mezzanine, senior debt, commercial mortgage, residential mortgage, collateralized debt obligations, energy, technology, financial institution and special situation investments in early stage and mature private and public companies in North America and Europe.   American Capital provides senior debt, mezzanine debt and equity to fund growth, acquisitions, recapitalizations and securitizations.  American Capital and its affiliates invest from $5 million to $800 million per company in North America and 5 million Euros to 500 million Euros per company in Europe.

As of June 30, 2008, American Capital shareholders have enjoyed a total return of 328% since the Company's IPO-an annualized return of 14%, assuming reinvestment of dividends.  American Capital has paid a total of $2.5 billion in dividends and paid $28.20 dividends per share since going public in August 1997 at $15 per share.

Companies interested in learning more about American Capital's flexible financing should contact Mark Opel, Senior Vice President, Business Development, at (800) 248-9340, or visit www.AmericanCapital.com or www.EuropeanCapital.com.

Performance data quoted above represents past performance of American Capital. Past performance does not guarantee future results and the investment return and principal value of an investment in American Capital will likely fluctuate. Consequently, an investor's shares, when sold, may be worth more or less than their original cost. Additionally, American Capital's current performance may be lower or higher than the performance data quoted above.

This press release contains forward-looking statements. The statements regarding expected results of American Capital are subject to various factors and uncertainties, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, changes in regional, national or international economic conditions, or changes in the conditions of the industries in which American Capital has made investments.

1Capital resources under management is an estimate of internally and externally managed assets and available capital resources as of May 31, 2008 and does not include any fair value adjustments subsequent to March 31, 2008.
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